CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post‑Effective Amendment No. 86 to the Registration Statement on Form N-1A of The Tocqueville Trust as filed with the Securities and Exchange Commission on or about February 26, 2026.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
February 26, 2026